Exhibit 10.2
Execution Version
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 30, 2011, by and among AMSURG CORP., a Tennessee corporation (the “Company”), the other Credit Parties signatory hereto, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
     WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of May 28, 2010 (as amended by that certain First Amendment to Note Purchase Agreement dated as of April 6, 2011 (the “First Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
     WHEREAS, in connection with the First Amendment, the Company entered into that certain Merger Agreement, dated as of April 7, 2011, by and among the Company, AmSurg Merger Corporation, National Surgical Care, Inc. and the other parties thereto (the “Merger Agreement”);
     WHEREAS, the Company intends to modify the structure and terms of the Merger Agreement pursuant to the terms of that certain Asset Purchase Agreement, dated as of August 23, 2011, by and among the Company, AmSurg Holdings, Inc., National Surgical Care, Inc., AmSurg Merger Corporation and Brazos GP Partners, LLC; and
     WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
     1. Amendments.
     (a) Paragraph 2B of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:
     Increase in Interest Rate after a Major Acquisition. If, immediately following any Major Acquisition (and the incurrence of Indebtedness in connection therewith), the Leverage Ratio exceeds 3.25:1.00, then, commencing with the first day of the first fiscal quarter immediately following such Major Acquisition, the per annum stated interest rate on the outstanding Notes shall automatically be increased by 0.75% per annum until the later of (i) the first day of the fifth fiscal quarter immediately following such Major Acquisition and (ii) the date on which Company has delivered to the holders of the Notes an Officer’s Certificate (x) demonstrating that the Leverage Ratio on the last day of any Fiscal Quarter ending after such Major Acquisition does not exceed 3.25:1.0 and (y) certifying that no Default or Event of Default has occurred, at which time the per annum stated interest rate on the outstanding Notes shall automatically decrease to the original stated interest rate.
     (b) Paragraph 6A(1) of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:
     6A(1) Leverage Ratio. The Company shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.25 to 1.00; provided however, that if, immediately following a Major Acquisition (and the incurrence of Indebtedness in connection therewith), the Leverage Ratio exceeds 3.25:1.00, then with respect to the calendar quarter in which such Major Acquisition is closed and each of the three immediately following calendar quarters, the Company shall maintain a Leverage Ratio of not greater than 3.75 to 1.00 instead of 3.25 to 1.00.
     (c) Paragraph 10B of the Note Agreement is hereby amended by replacing the definitions of “EBITDA” and “NSC Acquisition Agreement” in their entirety with the following definitions:
     “EBITDA” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, in each case determined on a consolidated basis in accordance with GAAP; (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) FASB ASC 718; (e) all non-cash charges for such period taken for the impairment of goodwill in accordance with FASB ASC 350, but excluding any non-cash charge that will result in a cash charge in a future period; and (f) all documented fees and expenses actually paid in connection with the First Amendment and the NSC Acquisition in an aggregate amount not to exceed $10,000,000; provided, however, that, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Company or any Wholly Owned Subsidiary during such period, “EBITDA” shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and provided, further, with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, “EBITDA” shall not include the EBITDA of such Person for such measurement period, such calculations under this proviso to be detailed with supporting documentation and measured to the Required Holders’ reasonable satisfaction.

     “NSC Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of August 23, 2011, by and among the Company, AmSurg Holdings, Inc., National Surgical Care, Inc., AmSurg Merger Corporation and Brazos GP Partners, LLC.
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders), and (ii) each of the following documents:
     (a) Executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders;
     (b) A duly executed copy of an amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders and their counsel;
     (c) A certificate of the chief financial officer of the Company demonstrating compliance on a Pro Forma Basis with the financial covenants contained in Paragraph 6A of the Note Agreement after the NSC Acquisition is completed, in form and substance satisfactory to the Required Holders; and
     (d) Such other documents, instruments, agreements, certifications and opinions as any Noteholder may reasonably request.
     3. NSC Acquisition. In connection with the NSC Acquisition, the Noteholders acknowledge that the conditions and information required to be delivered pursuant to Paragraph 6N(iv) of the Note Agreement with respect to the NSC Acquisition have been satisfied by the Company.
     4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:
     (a) The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms;
     (c) After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof;
     (d) The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Note Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens;
     (e) Since the date of the most recent financial statements of the Company described in paragraph 5A(i) of the Note Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and
     (f) As of the date hereof, the parties listed as signatories to this Amendment represent a true, correct and complete list of the all the Credit Parties.
     5. Reaffirmations and Acknowledgments.
     (a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.
     (b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Security Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement, the Security Documents and the other Note Documents.
     6. Release. In consideration of the amendments contained herein, each Credit Party hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Note Agreement and the other Note Documents and the transactions contemplated thereby.

     7. Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the other Credit Parties party thereto to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
     8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
     10. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.
     11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
     13. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY: AMSURG CORP.
By:	/s/ Claire M. Gulmi
	Name:	Claire M. Gulmi
	Title:	Executive Vice President, Chief Financial Officer, and Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT]

GUARANTORS:

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.
AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.

By:	/s/ Claire M. Gulmi
	Name:	Claire M. Gulmi
	Title:	Vice President, Secretary and Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT]

NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/
Senior Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., as investment manager
By:	/s/
Senior Vice President

FORETHOUGHT LIFE INSURANCE COMPANY By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/
Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT]